UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2020

BROOKS AUTOMATION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25434	04-3040660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (978) 262-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BRKS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of the stockholders of Brooks Automation, Inc. (the “Company”) was held on January 24, 2020. The stockholders elected each of the Company’s nominees for director; approved, by a non-binding advisory vote, the overall compensation of the Company’s named executive officers; and, ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for the 2020 fiscal year. The proposals below are described in detail in the Company’s definitive proxy statement dated December 17, 2019. The results are as follows:

1.	Election of Directors

	For	Withhold	Broker Non-Votes
A. Clinton Allen	64,284,908	667,271	4,700,498
Robyn C. Davis	64,608,048	344,131	4,700,498
Joseph R. Martin	64,397,875	554,304	4,700,498
Krishna G. Palepu	64,232,536	719,643	4,700,498
Michael Rosenblatt	64,772,164	180,015	4,700,498
Stephen S. Schwartz	64,633,900	318,279	4,700,498
Alfred Woollacott, III	64,423,404	528,775	4,700,498
Mark S. Wrighton	64,423,017	529,162	4,700,498
Ellen M. Zane	64,224,064	728,115	4,700,498

2.	Approval, by a non-binding advisory vote, of the overall compensation of the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
64,130,642	737,605	83,932	4,700,498

3.	Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered accounting firm for the 2020 fiscal year

For	Against	Abstain	Broker Non-Votes
69,527,221	66,591	58,865	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.

/s/ Jason W. Joseph
Date: January 29, 2020	Jason W. Joseph
Senior Vice President, General Counsel and Secretary